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Long Beach Mortgage Loan Trust 2006‑6
Issuing Entity

$1,645,063,000
(+/-5% Approximate)

Long Beach Securities Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

WaMu Capital Corp.	Credit Suisse

Co-Lead Managers

Banc of America Securities LLC
Co-Manager

Important Notice About Information Presented in this Preliminary Term Sheet

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this preliminary term sheet relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may obtain the documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

This preliminary term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this preliminary term sheet is preliminary and is subject to completion or change.

The information in this preliminary term sheet supersedes information contained in any prior communication relating to these securities.

Numerous assumptions were used in preparing this preliminary term sheet which may or may not be stated herein.  This preliminary term sheet should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This preliminary term sheet is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this preliminary term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this preliminary term sheet is attached relating to (1) no representation that these materials are accurate or complete and may not be updated or (2) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: July 19, 2006

$1,645,063,000
(+/- 5% Approximate)

Long Beach Mortgage Loan Trust 2006‑6

Class(1,2)	Principal Balance($)	Expected Rating S&P/Moody’s/Fitch	Assumed Final Distribution Date	Certificate Type

I-A(3)	$415,891,000	AAA/Aaa/AAA	July 25, 2036	Floating Rate Senior
II-A1	406,991,000	AAA/Aaa/AAA	July 25, 2036	Floating Rate Senior
II-A2	150,964,000	AAA/Aaa/AAA	July 25, 2036	Floating Rate Senior
II-A3	275,383,000	AAA/Aaa/AAA	July 25, 2036	Floating Rate Senior
II-A4	77,624,000	AAA/Aaa/AAA	July 25, 2036	Floating Rate Senior
M-1	60,772,000	AA+/Aa1/AA+	July 25, 2036	Floating Rate Subordinate
M-2	54,864,000	AA+/Aa2/AA+	July 25, 2036	Floating Rate Subordinate
M-3	32,074,000	AA/Aa3/AA	July 25, 2036	Floating Rate Subordinate
M-4	29,542,000	AA/A1/AA-	July 25, 2036	Floating Rate Subordinate
M-5	27,854,000	AA-/A2/A+	July 25, 2036	Floating Rate Subordinate
M-6	25,322,000	A+/A3/A	July 25, 2036	Floating Rate Subordinate
M-7	25,322,000	A/Baa1/A-	July 25, 2036	Floating Rate Subordinate
M-8	19,413,000	BBB+/Baa2/BBB+	July 25, 2036	Floating Rate Subordinate
M-9	14,349,000	BBB+/Baa3/BBB	July 25, 2036	Floating Rate Subordinate
M-10	11,817,000	BBB/Ba1/BBB-	July 25, 2036	Floating Rate Subordinate
M-11	16,881,000	BBB-/Ba2/BB+	July 25, 2036	Floating Rate Subordinate
Total	$1,645,063,000

(1)   The Class I-A Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans.  The principal balance of each class of the Certificates is subject to a 5% variance.

(2)   The Certificates are priced to a 10% Clean-up Call.  The margin on the Class I-A, Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be equal to 2.0x the original margin beginning on the first Distribution Date after the 10% Clean-up Call may first be exercised.  The margin on the Class M Certificates will be equal to 1.5x the original margin beginning on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)   Not offered hereby.

Depositor:  Long Beach Securities Corp.

Sponsor and Servicer:  Washington Mutual Bank.

Issuing Entity:  Long Beach Mortgage Loan Trust 2006‑6.  The Issuing Entity is also referred to herein as the “Trust.”

Servicing Fee Rate:  0.50% per annum.

Co-Lead Managers:  WaMu Capital Corp. and Credit Suisse Securities (USA) LLC.

Co-Manager:  Banc of America Securities LLC.

Trustee:  Deutsche Bank National Trust Company.

Delaware Trustee:  Deutsche Bank Trust Company Delaware.

Trustee Fee:    Compensation to the Trustee will consist of interest earned on amounts in the distribution account prior to any Distribution Date.

Swap Counterparty:  TBD.

Group I Certificates:  The Class I-A Certificates.

Group II Certificates:  The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates.

Class A Certificates:  The Group I Certificates and the Group II Certificates.

Class M Certificates:    The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

Certificates:  The Class A and Class M Certificates.

Federal Tax Status:  The Certificates will represent ownership of REMIC regular interests and an undivided right to receive any Net WAC Rate Carryover Amounts for tax purposes.

Registration:  The Certificates will be available in book-entry form through the Depository Trust Company and, upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:  July 1, 2006.

Expected Pricing Date:  Week of July 17, 2006.

Expected Closing Date:  On or about July 26, 2006.

Expected Settlement Date:  On or about July 26, 2006.

Distribution Date:  The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in August 2006.

Final Scheduled Distribution Date:  July 2036.  The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in July 2036.

Due Period:   With respect to any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:  With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:  The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:  With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:  It is expected that the Class A and Class M Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met.  Investors should consult their own advisors.

SMMEA Eligibility:  None of the Certificates is expected to be SMMEA eligible.

Clean-up Call:  The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the Servicer on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans:  The mortgage loans will consist of a pool of fixed-rate and adjustable-rate, one- to four-family, first and second lien residential mortgage loans.  The description of the mortgage loans is on the basis of their scheduled principal balances as of the Cut-off Date.  As of the Cut-off Date, the mortgage loans expected to be delivered to the Trust on the Closing Date have an aggregate scheduled principal balance of approximately $1,688,108,026 of which: (i) approximately $529,123,697 consist of a pool of conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $1,158,984,329 consist of a pool of conforming and non-conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).  The Mortgage Loans have the characteristics described on Exhibit A.

Approximately 44.99% of the Mortgage Loans are 40-Year Mortgage Loans, approximately 37.06% of the Group I Mortgage Loans are 40-Year Mortgage Loans, and approximately 48.61% of the Group II Mortgage Loans are 40-Year Mortgage Loans.

40-Year Mortgage Loans:   Mortgage Loans with an original term to maturity equal to 480 months.

Adjusted Net Mortgage Rate:  With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the servicing fee rate.

Adjusted Net Maximum

Mortgage Rate:  With respect to any Mortgage Loan, the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the servicing fee rate.

Pass-Through Rate:  With respect to each class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:  With respect to each class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such class and (ii) the related Maximum Cap.

Group I Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group I Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group I Mortgage Loans, and (b) the Coupon Strip allocable to the Group I Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group II Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group II Mortgage Loans, and (b) the Coupon Strip allocable to the Group II Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Class M Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates), of (i) the Group I Net WAC Rate and (ii) the Group II Net WAC Rate.

Group I Maximum Cap Rate:  With respect to the Group I Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate principal balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to (i) any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip and  (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Maximum Cap Rate:  With respect to the Group II Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator  of which is equal to (i) any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Maximum Cap Rate:  With respect to the Class M Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates) of the Group I Maximum Cap Rate and the Group II Maximum Cap Rate.

Net WAC Rate Carryover Amount:    With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is the related Formula Rate, the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Group I Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group I Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group I Mortgage Loans.

Group II Interest  Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group II Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group II Mortgage Loans.

Final Maturity Reserve Fund:  On or after the 120th Distribution Date through the 239th Distribution Date, if on such any Distribution Date if the constant prepayment rate of the Mortgage Loans is equal to or less than 15%, an amount equal to approximately 0.36% of the aggregate principal balance of the Mortgage Loans (such amount is in each case the “Coupon Strip”) will be placed into a reserve fund (the “Final Maturity Reserve Fund”).  On and after the 240th Distribution Date, all amounts otherwise payable to the Class C Certificates will be deposited into the Final Maturity Reserve Fund until the amounts on deposit therein are equal to the stated principal balance of the Mortgage Loans with 40-year original term to maturity less the certificate principal balance of the Class C Certificates.  Amounts in the Final Maturity Reserve Fund will be available if needed to make a payment to certificateholders on the 360th Distribution Date.

Group I Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group I Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group II Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group II Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group I and Group II Principal Distribution Amounts:  With respect to any Distribution Date, generally an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the aggregate principal remittance amount for the Mortgage Loans.

Group I Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 57.20% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Group II Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 57.20% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Overcollateralization Target Amount:  With respect to any Distribution Date:

(i)  prior to the Stepdown Date, 2.55% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date; and,

(ii)   on or after the Stepdown Date, the greater of:

    (a) the lesser of (x) 2.55% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date and (y) 5.10% of the current aggregate stated principal balance of the Mortgage Loans; and

    (b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Distribution Date.

Stepdown Date:  The earlier to occur of:

(i)  the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and,

(ii)  the later to occur of

(x) the Distribution Date occurring in August 2009 and

(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 42.80%.

Interest Coverage Account:  On the Closing Date, the Depositor will pay to the Trustee for deposit in an interest coverage account an amount which will be applied by the Trustee to cover shortfalls in the amount of interest generated by the related Mortgage Loans arising from the long first accrual period.

Credit Enhancement:  Consists of the following:

1) Monthly Excess Cashflow;

2) Overcollateralized Amount;

3) Subordination; and

4) Net swap payments received from the Swap Counterparty (if any).

Monthly Excess Cashflow:  With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”

Overcollateralized Amount:  With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M and Class P Certificates (not offered hereby) (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date).  On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 2.55% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Monthly Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement Percentage:  With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency Trigger Event:  With respect to any Distribution Date on or after the Stepdown Date, if the percentage of aggregate stated principal balance of (i) Mortgage Loans delinquent 60 days or more, (ii) REO properties and (iii) Mortgage Loans in foreclosure and in bankruptcy (excluding any such Mortgage Loans which are less than 60 days delinquent under the bankruptcy plan) exceeds 37.4% of the Credit Enhancement Percentage.

Loss Trigger Event:  With respect to any Distribution Date on or after the Stepdown Date, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage
August 2008 to July 2009	1.30% for the first month, plus an additional 1/12th of 1.55% for each month thereafter
August 2009 to July 2010	2.85% for the first month, plus an additional 1/12th of 1.60% for each month thereafter
August 2010 to July 2011	4.45% for the first month, plus an additional 1/12th of 1.30% for each month thereafter
August 2011 to July 2012	5.75% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
August 2012 and thereafter	6.45%

Trigger Event:  With respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date
Class	Percent	Class	Percent
A	21.40%	A	42.80%
M-1	17.80%	M-1	35.60%
M-2	14.55%	M-2	29.10%
M-3	12.65%	M-3	25.30%
M-4	10.90%	M-4	21.80%
M-5	9.25%	M-5	18.50%
M-6	7.75%	M-6	15.50%
M-7	6.25%	M-7	12.50%
M-8	5.10%	M-8	10.20%
M-9	4.25%	M-9	8.50%
M-10	3.55%	M-10	7.10%
M-11	2.55%	M-11	5.10%

Realized Losses:  If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will be absorbed first, by the Monthly Excess Cashflow, second by certain payments made by the Swap Counterparty and third by a reduction of the Overcollateralized Amount.  Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class M Certificates in reverse sequential order, first to the Class M-11 Certificates, second to the Class M-10 Certificates, third to the Class M-9 Certificates, fourth to the Class M-8 Certificates, fifth to the Class M-7 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-5 Certificates, eighth to the Class M-4 Certificates, ninth to the Class M-3 Certificates, tenth to the Class M-2 Certificates and eleventh to the Class M‑1 Certificates.

Swap Agreement:  On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 60th Distribution Date, until the swap is retired (i) the Trust shall be obligated to pay the Swap Counterparty an amount equal to the product of (x) a fixed rate equal to 5.52% per annum, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 and (ii) the Swap Counterparty will be required to pay to the Trust an amount equal to product of (x) One-Month LIBOR as determined pursuant to the Swap Agreement, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360.  Only the net amount of the two obligations above will be paid by the appropriate party.  To the extent that the Trust is obligated to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event), amounts otherwise available to certificateholders will be applied to make such payment.  Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including any unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event.  To the extent that the Swap Counterparty is obligated to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the “Swap Account”) and used as follows:

1)  If the NIM Notes (not offered hereby) are outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xvi) to the extent not paid after distribution of the Monthly Excess Cashflow.

2)  If the NIM Notes are not outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xv) to the extent not paid after distribution of the Monthly Excess Cashflow.

Any remaining swap payments received by the Trust from the Swap Counterparty after payment priority (2) above will reside in the Swap Account and will be distributed according to payment priority (2) above for future Distribution Dates.  Swap payments received by the Trust from the Swap Counterparty will not be released to the Class C Certificates (not offered hereby).

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement.  In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Swap Notional Amount ($)	Distribution Date	Swap Notional Amount ($)
1	0	31	311,219,873
2	1,358,035,102	32	310,119,660
3	1,341,882,950	33	308,348,947
4	1,341,482,786	34	307,183,547
5	1,340,826,276	35	306,301,987
6	1,340,739,607	36	296,714,972
7	1,340,622,505	37	294,751,548
8	1,340,555,902	38	279,553,578
9	1,340,054,329	39	262,075,160
10	1,338,164,401	40	245,619,882
11	1,290,509,546	41	230,130,565
12	1,226,067,725	42	215,530,374
13	1,160,936,186	43	202,191,132
14	1,097,556,713	44	189,547,094
15	1,038,419,170	45	178,570,882
16	983,102,950	46	168,149,968
17	931,240,848	47	158,286,432
18	884,828,372	48	148,842,723
19	842,168,661	49	138,253,636
20	803,099,807	50	128,343,328
21	767,249,585	51	118,973,239
22	734,294,331	52	110,402,646
23	332,131,969	53	102,551,997
24	329,285,826	54	95,215,791
25	325,149,834	55	87,826,782
26	321,825,478	56	81,240,505
27	321,054,207	57	75,301,403
28	318,284,357	58	69,866,734
29	315,319,452	59	65,086,395
30	312,340,984	60	61,463,072

Priority of Distributions:

I.  Interest Distribution: Group I and Group II Interest Distribution Amounts will be distributed as follows:

i)   To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

ii)   To pay the Coupon Strip, if applicable;

iii)  Pro-rata to the Class A Certificates generally from the related loan group, current interest plus any unpaid interest; and then from the unrelated loan groups, any current interest plus any unpaid interest not paid from the related loan group.

iv)  To the Class M-1 Certificates current interest;

v)  To the Class M-2 Certificates current interest;

vi)  To the Class M-3 Certificates current interest;

vii)   To the Class M-4 Certificates current interest;

viii)   To the Class M-5 Certificates current interest;

ix)   To the Class M-6 Certificates current interest;

x)   To the Class M-7 Certificates current interest;

xi)   To the Class M-8 Certificates current interest;

xii)  To the Class M-9 Certificates current interest;

xiii)  To the Class M-10 Certificates current interest;

xiv)   To the Class M-11 Certificates current interest;

xv)  Any interest distribution amounts remaining undistributed following (i) through (xiv) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

II.  Principal Distribution:

(A)  On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i)   To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)   To pay the Coupon Strip, if applicable, to the extent not paid in (I)(ii) above;

iii)  An amount equal to the Group I Principal Distribution Amount will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

iv)  An amount equal to the Group II Principal Distribution Amount will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero;

v)  Any remaining Group I Principal Distribution Amounts will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero.

vi)  Any remaining Group II Principal Distribution Amounts will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

vii)   To the Class M-1 Certificates until the principal balance thereof is reduced to zero;

viii)   To the Class M-2 Certificates until the principal balance thereof is reduced to zero;

ix)   To the Class M-3 Certificates until the principal balance thereof is reduced to zero;

x)   To the Class M-4 Certificates until the principal balance thereof is reduced to zero;

xi)   To the Class M-5 Certificates until the principal balance thereof is reduced to zero;

xii)  To the Class M-6 Certificates until the principal balance thereof is reduced to zero;

xiii)  To the Class M-7 Certificates until the principal balance thereof is reduced to zero;

xiv)   To the Class M-8 Certificates until the principal balance thereof is reduced to zero;

xv)  To the Class M-9 Certificates until the principal balance thereof is reduced to zero;

xvi)   To the Class M-10 Certificates until the principal balance thereof is reduced to zero;

xvii)   To the Class M-11 Certificates until the principal balance thereof is reduced to zero;

xviii)  Any Principal Distribution amounts remaining undistributed following (i) through (xvii) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B)  On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)   To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)   To pay the Coupon Strip, if applicable, to the extent not paid in (I)(ii) above;

iii)  The Group I Principal Distribution Amount will be distributed as follows:

a.   To the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Group I Certificates have been retired.

b.   To the Group II Certificates, the Group II Senior Principal Distribution Amount, to extent not paid in clause (B)(iv)(a) below, according to the payment priority in clause (B)(iv)(a) below.

iv)  The Group II Principal Distribution Amount will be distributed as follows:

a.   To the Group II Certificates, the Group II Senior Principal Distribution Amount (to be distributed according to the priorities described below), until the Group II Certificates have been retired.

b.   To the Group I Certificates, the Group I Senior Principal Distribution Amount, to extent not paid in clause (B)(iii)(a) above.

v)  The sum of any remaining Principal Distribution Amounts will be distributed in the following order.

a.   To the Class M-1 Certificates until it reaches a 35.60% Target Credit Enhancement Percentage (based on 2x the Class M-1 Initial Credit Enhancement Percentage);

b.   To the Class M-2 Certificates until it reaches a 29.10% Target Credit Enhancement Percentage (based on 2x the Class M-2 Initial Credit Enhancement Percentage);

c.   To the Class M-3 Certificates until it reaches a 25.30% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);

d.   To the Class M-4 Certificates until it reaches a 21.80% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);

e.   To the Class M-5 Certificates until it reaches a 18.50% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);

f.   To the Class M-6 Certificates until it reaches a 15.50% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);

g.   To the Class M-7 Certificates until it reaches a 12.50% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);

h.   To the Class M-8 Certificates until it reaches a 10.20% Target Credit Enhancement Percentage (based on 2x the Class M-8 Initial Credit Enhancement Percentage);

i.   To the Class M-9 Certificates until it reaches a 8.50% Target Credit Enhancement Percentage (based on 2x the Class M-9 Initial Credit Enhancement Percentage);

j.   To the Class M-10 Certificates, until it reaches a 7.10% Target Credit Enhancement Percentage (based on 2x the Class M-10 Initial Credit Enhancement Percentage);

k.   To the Class M-11 Certificates, until it reaches a 5.10% Target Credit Enhancement Percentage (based on 2x the Class M-11 Initial Credit Enhancement Percentage); and

l.   Any Principal Distribution Amounts remaining undistributed following (a) through (k) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

With respect to the Group II Certificates, all principal distributions will be allocated sequentially, to the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, in each case, until their principal balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the principal balances of the Class M Certificates have been reduced to zero and the Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group II Mortgage Loans, principal distributions among the Group II Certificates will be allocated, pro rata, based on their principal balances, in each case, until their principal balances have been reduced to zero.

III.  Monthly Excess Cashflow:

i)   As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;

ii)   Pro-rata to the Class A Certificates, in an amount equal to unpaid interest;

iii)  To the Class M-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

iv)  To the Class M-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

v)  To the Class M-3 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vi)  To the Class M-4 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vii)   To the Class M-5 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

viii)   To the Class M-6 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

ix)   To the Class M-7 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

x)   To the Class M-8 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xi)   To the Class M-9 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xii)  To the Class M-10 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiii)  To the Class M-11 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiv)   Any funds remaining after distributions described in (i) through (xiii) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M‑1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class M-10 Certificates and lastly to the Class M-11 Certificates sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xv)  To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.

xvi)   Any remaining funds will be distributed to the holders of the Class C Certificates as further described in the pooling agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

WaMu Capital Corp.

Trading

David Nagle	(206) 554-2425
Kevin Richmond	(212) 702-6921

Finance

Vinny Varca	(212) 702-6931
Tom Lazar	(206) 554-2416

Rating Agencies

Moody’s
Debashish Chatterjee	(212) 553-1329
S&P
Todd Niemy	(212) 438-2494
Fitch
Julianna H. Lee	(212) 908-0285

Exhibit A

Mortgage Loan Statistics

		Minimum	Maximum
Scheduled Principal Balance	$1,688,108,026	$10,197	$1,299,683
Average Scheduled Principal Balance	$212,127
Number of Mortgage Loans	7,958

Weighted Average Gross Coupon	8.391%	5.700%	13.850%
Weighted Average FICO Score	639	500	814
Weighted Average Original LTV	80.90%	5.25%	100.00%
Weighted Average Combined Original LTV	90.17%	5.25%	100.00%
Weighted Average DTI	41.53%	1.00%	59.00%

Weighted Average Original Term	414 months	180 months	480 months
Weighted Average Stated Remaining Term	412 months	178 months	480 months
Weighted Average Seasoning	1 month	0 months	11 months

Weighted Average Gross Margin	5.095%	4.880%	6.750%
Weighted Average Minimum Interest Rate	8.309%	5.700%	13.850%
Weighted Average Maximum Interest Rate	14.309%	11.700%	19.850%
Weighted Average Initial Rate Cap	2.209%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	31 months	13 months	60 months

Maturity Date		May 1,2021	July 1,2046
Maximum Zip Code Concentration	0.50%	94565

Adj Rate Mortgage	83.85%	Full	50.99%
Fixed Rate Mortgage	16.15%	Limited	4.80%
		Stated	44.22%
ARM—2 Yr/6 Mth	20.87%
ARM—2 Yr/6 Mth 40 Year	31.38%	Cash-Out Refi	39.43%
ARM—2 Yr/6 Mth IO	4.28%	Purchase	56.15%
ARM—3 Yr/6 Mth	1.78%	Rate/Term Refi	4.42%
ARM—3 Yr/6 Mth 40 Year	2.45%
ARM—3 Yr/6 Mth IO	0.35%	2-4 Family	7.56%
ARM—5 Yr/6 Mth	5.81%	Lo-Rise Condo	8.42%
ARM—5 Yr/6 Mth 40 Year	7.67%	PUD	13.44%
ARM—5 Yr/6 Mth IO	1.74%	Single Family	70.47%
Balloon—2 Yr/6 Mth 30/40	5.50%	Townhouse	0.11%
Balloon—3 Yr/6 Mth 30/40	0.52%
Balloon—30/40	0.28%	Investor	7.42%
Balloon—5 Yr/6 Mth 30/40	1.52%	Owner-Occupied	91.38%
Fixed—15 Year	0.26%	Second Home	1.20%
Fixed—20 Year	0.01%
Fixed—30 Year	12.12%	First Lien	95.00%
Fixed—40 Year	3.49%	Second Lien	5.00%

Not Interest Only	93.64%	Top 5 States:
Interest Only	6.36%	California	41.80%
		Florida	10.44%
Prepay Penalty: N/A	28.32%	Texas	5.12%
Prepay Penalty: 12 months	6.64%	Washington	4.56%
Prepay Penalty: 24 months	38.42%	Illinois	3.99%
Prepay Penalty: 36 months	26.61%

Current Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01—50,000.00	770	$27,813,003.07	1.65%	10.785%	357	94.19%	642
50,000.01—100,000.00	1,594	$120,528,590.61	7.14%	9.855%	368	87.39%	631
100,000.01—150,000.00	1,343	$167,071,684.14	9.90%	8.898%	388	83.20%	631
150,000.01—200,000.00	1,028	$179,723,101.22	10.65%	8.465%	403	79.64%	625
200,000.01—250,000.00	679	$153,475,280.54	9.09%	8.320%	413	79.46%	629
250,000.01—300,000.00	674	$185,320,033.38	10.98%	7.971%	419	79.18%	641
300,000.01—350,000.00	489	$158,741,836.16	9.40%	8.082%	420	80.13%	640
350,000.01—400,000.00	329	$123,197,807.94	7.30%	7.955%	424	80.38%	646
400,000.01—450,000.00	270	$114,568,412.63	6.79%	8.015%	422	79.93%	645
450,000.01—500,000.00	232	$110,344,254.04	6.54%	8.059%	432	80.09%	648
500,000.01—550,000.00	173	$90,772,088.17	5.38%	7.942%	427	81.00%	655
550,000.01—600,000.00	130	$75,097,264.36	4.45%	8.125%	418	80.40%	644
600,000.01—650,000.00	84	$52,753,728.38	3.13%	8.119%	436	81.57%	643
650,000.01—700,000.00	47	$31,649,807.30	1.87%	7.980%	420	80.33%	650
700,000.01—750,000.00	46	$33,766,027.78	2.00%	8.229%	437	78.92%	641
750,000.01—800,000.00	15	$11,666,605.45	0.69%	9.033%	439	79.11%	637
800,000.01—850,000.00	18	$15,010,731.45	0.89%	9.186%	419	76.15%	624
850,000.01—900,000.00	4	$3,490,506.38	0.21%	8.484%	419	80.00%	618
900,000.01—950,000.00	6	$5,589,157.29	0.33%	8.109%	458	79.11%	628
950,000.01—1,000,000.00	19	$18,678,771.70	1.11%	8.825%	428	72.11%	632
>= 1,000,000.01	8	$8,849,334.45	0.52%	8.051%	450	77.23%	702
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
5.500—5.999	23	$7,685,754.04	0.46%	5.849%	399	74.89%	676
6.000—6.499	180	$54,787,325.80	3.25%	6.284%	409	73.11%	662
6.500—6.999	581	$164,537,633.95	9.75%	6.765%	412	76.66%	653
7.000—7.499	830	$224,531,450.87	13.30%	7.255%	423	77.87%	652
7.500—7.999	1,137	$310,091,806.92	18.37%	7.733%	425	78.99%	649
8.000—8.499	914	$237,261,364.11	14.05%	8.225%	421	79.24%	645
8.500—8.999	838	$212,958,229.64	12.62%	8.720%	418	79.70%	632
9.000—9.499	566	$130,047,710.81	7.70%	9.219%	414	81.35%	622
9.500—9.999	764	$123,244,571.59	7.30%	9.726%	396	85.88%	618
10.000—10.499	398	$60,888,394.32	3.61%	10.221%	390	87.12%	600
10.500—10.999	661	$77,619,528.82	4.60%	10.727%	385	91.60%	619
11.000—11.499	533	$43,908,904.43	2.60%	11.194%	370	94.44%	615
11.500—11.999	371	$28,308,736.65	1.68%	11.707%	363	96.90%	635
12.000—12.499	98	$7,927,531.49	0.47%	12.211%	369	93.80%	615
12.500—12.999	57	$3,930,588.29	0.23%	12.574%	365	96.77%	627
13.000—13.499	4	$237,766.40	0.01%	13.234%	384	88.29%	633
13.500—13.999	3	$140,728.31	0.01%	13.817%	479	90.00%	723
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
500—524	224	$39,538,516.33	2.34%	9.832%	358	75.88%	513
525—549	296	$54,901,028.63	3.25%	9.525%	359	75.60%	538
550—574	487	$100,423,151.74	5.95%	9.115%	407	79.43%	563
575—599	549	$120,049,399.20	7.11%	8.946%	409	80.99%	587
600—624	1,636	$327,400,547.31	19.39%	8.252%	416	80.65%	613
625—649	1,926	$397,265,250.07	23.53%	8.297%	420	81.40%	637
650—674	1,214	$258,513,943.58	15.31%	8.146%	416	81.13%	661
675—699	776	$185,251,971.29	10.97%	8.075%	415	82.14%	686
>= 700	850	$204,764,218.29	12.13%	8.125%	415	81.99%	731
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

Original LTV (%) *	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01—49.99	126	$22,914,700.15	1.36%	7.836%	399	41.10%	607
50.00—54.99	81	$17,177,104.94	1.02%	7.734%	397	52.49%	608
55.00—59.99	83	$16,844,403.28	1.00%	7.476%	401	57.41%	616
60.00—64.99	128	$26,607,783.02	1.58%	7.781%	398	62.65%	603
65.00—69.99	194	$51,320,810.71	3.04%	7.841%	403	67.18%	606
70.00—74.99	268	$74,247,725.42	4.40%	7.921%	397	71.91%	614
75.00—79.99	378	$107,502,515.76	6.37%	7.883%	411	77.28%	624
80.00—84.99	3,652	$952,145,533.34	56.40%	7.979%	423	80.09%	649
85.00—89.99	373	$84,694,380.29	5.02%	8.922%	401	85.93%	616
90.00—94.99	1,011	$179,793,993.47	10.65%	9.390%	406	90.16%	640
95.00—99.99	302	$49,264,134.72	2.92%	10.029%	404	95.23%	613
= 100.00	1,362	$105,594,941.34	6.26%	10.851%	371	100.00%	645
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV SS(%)	Weighted Average FICO
0.01—49.99	123	$22,510,841.59	1.33%	7.858%	399	40.98%	606
50.00—54.99	78	$16,739,816.02	0.99%	7.744%	396	52.49%	608
55.00—59.99	82	$16,692,578.83	0.99%	7.464%	402	57.41%	617
60.00—64.99	129	$26,748,370.11	1.58%	7.775%	397	62.64%	602
65.00—69.99	191	$50,293,850.78	2.98%	7.830%	403	67.18%	605
70.00—74.99	260	$69,482,309.05	4.12%	7.990%	395	71.79%	608
75.00—79.99	329	$90,530,731.15	5.36%	7.889%	407	77.11%	620
80.00—84.99	759	$186,686,158.88	11.06%	8.367%	401	80.52%	610
85.00—89.99	350	$84,606,707.54	5.01%	8.818%	403	86.08%	620
90.00—94.99	996	$193,913,811.47	11.49%	9.105%	408	90.32%	644
95.00—99.99	438	$94,381,778.70	5.59%	8.801%	413	95.94%	636
= 100.00	4,223	$835,521,072.32	49.49%	8.328%	421	100.00%	656
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	90.17%	639

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
180	40	$4,327,497.10	0.26%	8.578%	179	74.97%	650
240	3	$215,226.33	0.01%	11.222%	238	99.38%	636
360	5,394	$924,109,015.70	54.74%	8.624%	359	81.53%	632
480	2,521	$759,456,287.31	44.99%	8.105%	479	80.16%	646
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

Stated Remaining Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
121—180	40	$4,327,497.10	0.26%	8.578%	179	74.97%	650
181—240	3	$215,226.33	0.01%	11.222%	238	99.38%	636
301—360	5,394	$924,109,015.70	54.74%	8.624%	359	81.53%	632
>= 361	2,521	$759,456,287.31	44.99%	8.105%	479	80.16%	646
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01—20.00	398	$82,563,912.92	4.89%	8.602%	396	81.08%	641
20.01—25.00	329	$57,300,031.09	3.39%	8.467%	397	79.98%	644
25.01—30.00	509	$84,595,915.08	5.01%	8.593%	399	80.05%	634
30.01—35.00	735	$134,147,859.91	7.95%	8.459%	403	80.45%	634
35.01—40.00	1,140	$219,322,621.34	12.99%	8.398%	411	80.73%	641
40.01—45.00	1,752	$373,841,348.80	22.15%	8.374%	417	80.80%	643
45.01—50.00	2,507	$574,394,080.19	34.03%	8.343%	419	81.82%	644
50.01—55.00	580	$159,686,389.16	9.46%	8.289%	408	79.13%	607
55.01—60.00	8	$2,255,867.95	0.13%	8.473%	434	80.13%	595
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
ARM—2 Yr/6 Mth	2,015	$352,385,390.15	20.87%	8.959%	359	80.96%	613
ARM—2 Yr/6 Mth 40 Year	1,691	$529,800,706.81	31.38%	8.175%	479	80.81%	646
ARM—2 Yr/6 Mth IO	218	$72,175,622.30	4.28%	7.637%	359	79.62%	670
ARM—3 Yr/6 Mth	163	$30,048,629.20	1.78%	8.634%	359	81.47%	610
ARM—3 Yr/6 Mth 40 Year	149	$41,392,005.01	2.45%	8.387%	479	81.39%	646
ARM—3 Yr/6 Mth IO	16	$5,928,908.10	0.35%	7.760%	359	77.83%	662
ARM—5 Yr/6 Mth	519	$97,996,686.82	5.81%	8.538%	359	80.21%	623
ARM—5 Yr/6 Mth 40 Year	446	$129,414,561.43	7.67%	7.949%	479	79.14%	650
ARM—5 Yr/6 Mth IO	99	$29,291,254.91	1.74%	7.341%	359	78.10%	668
Balloon—2 Yr/6 Mth 30/40	264	$92,775,470.03	5.50%	7.872%	359	81.07%	653
Balloon—3 Yr/6 Mth 30/40	33	$8,704,523.17	0.52%	7.741%	359	82.72%	640
Balloon—30/40	17	$4,651,725.86	0.28%	6.983%	359	72.60%	633
Balloon—5 Yr/6 Mth 30/40	88	$25,584,938.68	1.52%	7.476%	359	78.12%	653
Fixed—15 Year	40	$4,327,497.10	0.26%	8.578%	179	74.97%	650
Fixed—20 Year	3	$215,226.33	0.01%	11.222%	238	99.38%	636
Fixed—30 Year	1,962	$204,565,866.48	12.12%	9.203%	359	85.22%	642
Fixed—40 Year	235	$58,849,014.06	3.49%	7.617%	479	75.73%	644
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Interest Ony	333	$107,395,785.31	6.36%	7.563%	359	79.11%	669
Not Interest Only	7,625	$1,580,712,241.13	93.64%	8.447%	416	81.02%	637
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0	7,625	$1,580,712,241.13	93.64%	8.447%	416	81.02%	637
24	218	$72,175,622.30	4.28%	7.637%	359	79.62%	670
36	16	$5,928,908.10	0.35%	7.760%	359	77.83%	662
60	99	$29,291,254.91	1.74%	7.341%	359	78.10%	668
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0 months	2,455	$478,120,709.09	28.32%	8.939%	407	82.26%	637
12 months	342	$112,149,941.20	6.64%	8.516%	424	80.69%	650
24 months	3,042	$648,583,901.47	38.42%	8.377%	414	81.13%	636
36 months	2,119	$449,253,474.68	26.61%	7.796%	413	79.18%	642
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

Lien Position	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
First Lien	6,689	$1,603,658,888.30	95.00%	8.251%	415	79.91%	638
Second Lien	1,269	$84,449,138.14	5.00%	11.035%	358	99.65%	658
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Full	4,433	$860,749,168.41	50.99%	8.041%	405	80.52%	624
Limited	362	$80,953,608.25	4.80%	8.261%	411	82.04%	634
Stated	3,163	$746,405,249.78	44.22%	8.808%	421	81.22%	656
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Cash-Out Refi	2,724	$665,586,690.85	39.43%	8.241%	407	77.49%	619
Purchase	4,937	$947,929,841.68	56.15%	8.508%	417	83.35%	654
Rate/Term Refi	297	$74,591,493.91	4.42%	8.244%	405	80.14%	617
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
2-4 Family	506	$127,645,185.26	7.56%	8.508%	417	79.97%	654
Lo-Rise Condo	714	$142,068,020.27	8.42%	8.289%	415	81.87%	649
PUD	977	$226,944,964.04	13.44%	8.247%	414	81.30%	640
Single Family	5,746	$1,189,560,233.95	70.47%	8.418%	411	80.82%	636
Townhouse	15	$1,889,622.92	0.11%	8.437%	383	77.54%	607
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

Occupancy Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Investor	800	$125,280,664.19	7.42%	9.544%	399	84.29%	665
Owner-Occupied	7,073	$1,542,542,740.96	91.38%	8.295%	413	80.59%	636
Second Home	85	$20,284,621.29	1.20%	8.567%	428	83.37%	643
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

Loan Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Adj Rate Mortgage	5,701	$1,415,498,696.61	83.85%	8.309%	418	80.53%	638
Fixed Rate Mortgage	2,257	$272,609,329.83	16.15%	8.814%	382	82.81%	643
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 4.999	5,184	$1,292,301,825.10	91.30%	8.243%	422	81.01%	644
5.000—5.999	329	$82,427,767.87	5.82%	8.908%	393	77.48%	579
6.000—6.999	188	$40,769,103.64	2.88%	9.207%	360	71.74%	557
Total	5,701	$1,415,498,696.61	100.00%	8.309%	418	80.53%	638

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
5.500—5.999	23	$7,685,754.04	0.54%	5.849%	399	74.89%	676
6.000—6.499	118	$35,605,331.20	2.52%	6.304%	419	75.45%	656
6.500—6.999	438	$126,962,038.12	8.97%	6.771%	417	78.03%	654
7.000—7.499	686	$193,725,146.16	13.69%	7.257%	426	78.44%	653
7.500—7.999	956	$273,338,755.07	19.31%	7.736%	429	79.44%	651
8.000—8.499	798	$217,605,105.61	15.37%	8.225%	424	79.46%	646
8.500—8.999	746	$198,002,913.97	13.99%	8.721%	420	79.91%	632
9.000—9.499	501	$122,392,804.91	8.65%	9.218%	417	81.41%	622
9.500—9.999	485	$105,170,251.71	7.43%	9.718%	402	84.80%	612
10.000—10.499	325	$53,813,662.01	3.80%	10.226%	393	86.79%	598
10.500—10.999	310	$49,836,047.48	3.52%	10.711%	399	88.86%	597
11.000—11.499	158	$19,120,137.65	1.35%	11.199%	382	90.12%	592
11.500—11.999	83	$7,119,196.46	0.50%	11.725%	377	90.56%	599
12.000—12.499	50	$3,796,342.34	0.27%	12.241%	382	89.13%	601
12.500—12.999	18	$998,903.76	0.07%	12.631%	379	89.73%	630
13.000—13.499	3	$185,577.81	0.01%	13.243%	391	87.80%	633
13.500—13.999	3	$140,728.31	0.01%	13.817%	479	90.00%	723
Total	5,701	$1,415,498,696.61	100.00%	8.309%	418	80.53%	638

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
11.500—11.999	23	$7,685,754.04	0.54%	5.849%	399	74.89%	676
12.000—12.499	118	$35,605,331.20	2.52%	6.304%	419	75.45%	656
12.500—12.999	438	$126,962,038.12	8.97%	6.771%	417	78.03%	654
13.000—13.499	686	$193,725,146.16	13.69%	7.257%	426	78.44%	653
13.500—13.999	956	$273,338,755.07	19.31%	7.736%	429	79.44%	651
14.000—14.499	798	$217,605,105.61	15.37%	8.225%	424	79.46%	646
14.500—14.999	746	$198,002,913.97	13.99%	8.721%	420	79.91%	632
15.000—15.499	501	$122,392,804.91	8.65%	9.218%	417	81.41%	622
15.500—15.999	485	$105,170,251.71	7.43%	9.718%	402	84.80%	612
16.000—16.499	325	$53,813,662.01	3.80%	10.226%	393	86.79%	598
16.500—16.999	310	$49,836,047.48	3.52%	10.711%	399	88.86%	597
17.000—17.499	158	$19,120,137.65	1.35%	11.199%	382	90.12%	592
17.500—17.999	83	$7,119,196.46	0.50%	11.725%	377	90.56%	599
18.000—18.499	50	$3,796,342.34	0.27%	12.241%	382	89.13%	601
18.500—18.999	18	$998,903.76	0.07%	12.631%	379	89.73%	630
19.000—19.499	3	$185,577.81	0.01%	13.243%	391	87.80%	633
19.500—19.999	3	$140,728.31	0.01%	13.817%	479	90.00%	723
Total	5,701	$1,415,498,696.61	100.00%	8.309%	418	80.53%	638

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.00000	222	$72,570,227.06	5.13%	7.644%	359	79.65%	670
2.00000	3,969	$974,893,689.42	68.87%	8.430%	424	80.89%	635
3.00000	1,510	$368,034,780.13	26.00%	8.121%	415	79.77%	640
Total	5,701	$1,415,498,696.61	100.00%	8.309%	418	80.53%	638

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.00000	5,701	$1,415,498,696.61	100.00%	8.309%	418	80.53%	638
Total	5,701	$1,415,498,696.61	100.00%	8.309%	418	80.53%	638

Next Rate Change Date	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
8/1/2007	1	$356,104.59	0.03%	7.550%	349	90.00%	776
10/1/2007	1	$80,328.14	0.01%	8.850%	351	85.00%	606
11/1/2007	9	$2,214,099.30	0.16%	7.125%	386	76.62%	645
12/1/2007	6	$1,453,847.27	0.10%	8.746%	397	85.66%	627
1/1/2008	1	$147,268.58	0.01%	7.050%	354	80.00%	725
2/1/2008	2	$314,822.92	0.02%	8.634%	355	83.02%	599
3/1/2008	8	$1,522,106.33	0.11%	8.879%	362	76.25%	578
4/1/2008	31	$7,223,818.74	0.51%	8.639%	406	80.63%	636
5/1/2008	416	$125,099,310.47	8.84%	8.253%	468	79.61%	641
6/1/2008	3,304	$828,880,232.95	58.56%	8.368%	418	80.86%	637
7/1/2008	409	$79,845,250.00	5.64%	8.638%	364	82.15%	633
11/1/2008	2	$307,147.50	0.02%	9.497%	472	91.37%	588
12/1/2008	1	$945,298.75	0.07%	8.450%	473	74.92%	589
3/1/2009	1	$454,071.13	0.03%	8.600%	476	80.00%	650
4/1/2009	2	$444,490.03	0.03%	8.757%	477	80.00%	676
5/1/2009	31	$7,018,580.52	0.50%	8.298%	464	82.41%	631
6/1/2009	288	$68,995,906.55	4.87%	8.382%	415	81.11%	634
7/1/2009	36	$7,908,571.00	0.56%	8.180%	376	82.58%	636
4/1/2011	5	$1,574,146.89	0.11%	7.412%	412	80.00%	663
5/1/2011	79	$22,569,178.77	1.59%	7.758%	473	78.85%	650
6/1/2011	907	$224,511,702.18	15.86%	8.045%	415	79.41%	642
7/1/2011	161	$33,632,414.00	2.38%	8.287%	365	78.96%	639
Total	5,701	$1,415,498,696.61	100.00%	8.309%	418	80.53%	638

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Alabama	61	$6,493,630.18	0.38%	9.662%	365	83.63%	601
Alaska	33	$6,760,989.87	0.40%	8.740%	419	81.84%	639
Arizona	207	$37,257,069.48	2.21%	8.170%	423	80.22%	637
Arkansas	10	$1,511,884.58	0.09%	9.154%	376	86.23%	570
California	2,274	$705,591,592.04	41.80%	8.144%	425	80.07%	648
Colorado	175	$30,684,677.82	1.82%	8.315%	435	82.38%	631
Connecticut	70	$14,363,550.93	0.85%	8.205%	396	79.24%	612
Delaware	14	$3,907,475.79	0.23%	8.363%	388	79.46%	625
District of Columbia	30	$7,038,806.00	0.42%	8.040%	419	76.69%	619
Florida	938	$176,321,030.75	10.44%	8.348%	410	80.42%	636
Georgia	173	$25,262,311.73	1.50%	8.929%	405	84.30%	611
Hawaii	21	$7,330,921.05	0.43%	7.063%	396	71.28%	661
Idaho	16	$3,232,563.89	0.19%	8.772%	391	79.78%	602
Illinois	366	$67,435,685.86	3.99%	8.907%	396	82.43%	645
Indiana	135	$10,140,602.68	0.60%	9.576%	367	85.85%	632
Iowa	21	$1,807,545.91	0.11%	9.165%	383	81.81%	614
Kansas	19	$1,976,479.89	0.12%	9.642%	374	85.46%	584
Kentucky	12	$1,097,231.57	0.06%	9.613%	346	83.16%	610
Louisiana	29	$3,807,672.38	0.23%	9.029%	404	85.08%	620
Maine	6	$613,872.83	0.04%	8.829%	359	83.90%	635
Maryland	276	$60,953,259.22	3.61%	8.457%	412	80.58%	634
Massachusetts	71	$16,271,233.38	0.96%	9.037%	408	81.49%	612
Michigan	261	$25,580,423.09	1.52%	9.378%	381	85.57%	630
Minnesota	59	$11,709,201.29	0.69%	8.210%	425	81.82%	628
Missouri	78	$9,238,042.84	0.55%	9.252%	371	83.74%	623
Montana	15	$3,913,970.81	0.23%	8.208%	427	81.00%	641
Nebraska	39	$3,240,667.67	0.19%	9.122%	370	82.93%	623
Nevada	59	$13,679,735.80	0.81%	7.998%	431	80.24%	653
New Hampshire	14	$1,979,232.18	0.12%	8.457%	421	76.38%	604
New Jersey	223	$62,278,196.79	3.69%	8.852%	401	80.01%	627
New Mexico	26	$3,550,550.62	0.21%	8.898%	420	82.46%	618
New York	167	$50,312,598.29	2.98%	8.213%	421	79.85%	655
North Carolina	93	$10,887,887.08	0.64%	9.256%	393	83.03%	617
North Dakota	1	$139,498.45	0.01%	7.600%	359	80.00%	634
Ohio	56	$7,314,515.04	0.43%	9.307%	371	87.80%	620
Oklahoma	28	$2,992,198.88	0.18%	9.642%	365	85.87%	613
Oregon	148	$30,101,901.10	1.78%	8.132%	404	81.95%	640
Pennsylvania	168	$19,398,076.01	1.15%	8.981%	372	80.96%	622
Rhode Island	17	$3,758,526.93	0.22%	8.547%	414	81.28%	626
South Carolina	35	$3,617,325.86	0.21%	8.900%	402	84.83%	630
South Dakota	7	$792,419.16	0.05%	9.148%	427	90.93%	628
Tennessee	137	$13,161,186.25	0.78%	9.171%	380	90.79%	612
Texas	745	$86,353,814.33	5.12%	8.821%	374	82.31%	624
Utah	48	$10,400,155.56	0.62%	8.464%	394	83.11%	643
Vermont	9	$1,109,747.91	0.07%	8.217%	379	79.63%	633
Virginia	141	$36,454,026.08	2.16%	8.358%	417	80.36%	643
Washington	358	$76,934,518.95	4.56%	8.152%	412	81.25%	630
West Virginia	11	$1,597,082.61	0.09%	9.100%	432	82.01%	625
Wisconsin	53	$7,204,370.67	0.43%	9.216%	403	83.78%	625
Wyoming	5	$548,068.36	0.03%	9.051%	359	83.67%	605
Total	7,958	$1,688,108,026.44	100.00%	8.391%	412	80.90%	639

Mortgage Loan Statistics—Group I

		Minimum	Maximum
Scheduled Principal Balance	$529,123,697	$10,197	$644,840
Average Scheduled Principal Balance	$148,965
Number of Mortgage Loans	3,552

Weighted Average Gross Coupon	8.428%	5.700%	12.850%
Weighted Average FICO Score	616	500	811
Weighted Average Original LTV	79.35%	5.25%	100.00%
Weighted Average Combined Original LTV	85.73%	5.25%	100.00%
Weighted Average DTI	42.40%	20.00%	59.00%

Weighted Average Original Term	404 months	180 months	480 months
Weighted Average Stated Remaining Term	403 months	178 months	480 months
Weighted Average Seasoning	1 month	0 months	8 months

Weighted Average Gross Margin	5.196%	4.880%	6.750%
Weighted Average Minimum Interest Rate	8.411%	5.700%	12.800%
Weighted Average Maximum Interest Rate	14.411%	11.700%	18.800%
Weighted Average Initial Rate Cap	2.211%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	29 months	16 months	60 months

Maturity Date		May 1,2021	July 1,2046
Maximum Zip Code Concentration	0.39%	94590

Adj Rate Mortgage	82.27%	Full	68.23%
Fixed Rate Mortgage	17.73%	Limited	3.75%
		Stated	28.02%
ARM—2 Yr/6 Mth	30.69%
ARM—2 Yr/6 Mth 40 Year	25.47%	Cash-Out Refi	61.67%
ARM—2 Yr/6 Mth IO	1.84%	Purchase	31.85%
ARM—3 Yr/6 Mth	2.89%	Rate/Term Refi	6.47%
ARM—3 Yr/6 Mth 40 Year	3.38%
ARM—3 Yr/6 Mth IO	0.05%	2-4 Family	6.25%
ARM—5 Yr/6 Mth	6.29%	Lo-Rise Condo	7.94%
ARM—5 Yr/6 Mth 40 Year	4.27%	PUD	12.13%
ARM—5 Yr/6 Mth IO	0.66%	Single Family	73.42%
Balloon—2 Yr/6 Mth 30/40	5.08%	Townhouse	0.26%
Balloon—3 Yr/6 Mth 30/40	0.85%
Balloon—30/40	0.27%	Investor	3.48%
Balloon—5 Yr/6 Mth 30/40	0.81%	Owner-Occupied	95.88%
Fixed—15 Year	0.47%	Second Home	0.65%
Fixed—30 Year	13.05%
Fixed—40 Year	3.94%	First Lien	96.89%
		Second Lien	3.11%
Not Interest Only	97.45%
Interest Only	2.55%	Top 5 States:
		California	23.37%
Prepay Penalty: N/A	29.99%	Florida	10.88%
Prepay Penalty: 12 months	3.53%	Texas	7.76%
Prepay Penalty: 24 months	39.98%	Washington	7.06%
Prepay Penalty: 36 months	26.51%	Illinois	5.31%

Current Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01—50,000.00	460	$15,546,198.47	2.94%	10.701%	356	94.14%	632
50,000.01—100,000.00	807	$62,291,740.09	11.77%	9.256%	372	82.23%	610
100,000.01—150,000.00	796	$98,964,196.23	18.70%	8.425%	395	79.44%	616
150,000.01—200,000.00	619	$107,956,518.49	20.40%	8.237%	401	77.14%	613
200,000.01—250,000.00	370	$83,737,498.01	15.83%	8.233%	409	77.66%	614
250,000.01—300,000.00	215	$58,665,985.29	11.09%	7.949%	420	77.59%	622
300,000.01—350,000.00	151	$49,106,386.12	9.28%	8.398%	415	80.69%	619
350,000.01—400,000.00	91	$33,994,270.54	6.42%	8.150%	421	80.29%	621
400,000.01—450,000.00	36	$14,931,017.60	2.82%	7.819%	436	78.64%	623
450,000.01—500,000.00	1	$482,905.66	0.09%	9.300%	479	82.56%	612
500,000.01—550,000.00	3	$1,565,302.23	0.30%	7.157%	399	81.63%	654
550,000.01—600,000.00	1	$599,566.56	0.11%	7.200%	478	30.15%	557
600,000.01—650,000.00	2	$1,282,111.80	0.24%	9.047%	479	79.97%	625
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
5.500—5.999	11	$2,160,142.19	0.41%	5.853%	392	74.38%	658
6.000—6.499	80	$16,235,742.21	3.07%	6.276%	423	71.05%	653
6.500—6.999	275	$54,593,603.35	10.32%	6.765%	408	74.17%	646
7.000—7.499	381	$69,996,717.76	13.23%	7.250%	420	75.85%	640
7.500—7.999	481	$86,177,683.73	16.29%	7.712%	414	77.06%	632
8.000—8.499	419	$71,452,597.69	13.50%	8.226%	410	77.98%	619
8.500—8.999	375	$64,295,814.66	12.15%	8.735%	399	78.08%	605
9.000—9.499	282	$43,673,049.15	8.25%	9.209%	397	80.38%	596
9.500—9.999	398	$46,832,337.54	8.85%	9.722%	383	84.78%	589
10.000—10.499	200	$25,308,685.75	4.78%	10.211%	379	85.79%	571
10.500—10.999	237	$23,059,381.56	4.36%	10.726%	381	90.71%	584
11.000—11.499	239	$15,036,173.84	2.84%	11.178%	367	92.21%	588
11.500—11.999	118	$6,903,054.08	1.30%	11.714%	371	93.14%	600
12.000—12.499	32	$2,252,575.25	0.43%	12.216%	357	87.67%	571
12.500—12.999	24	$1,146,138.33	0.22%	12.639%	362	94.22%	611
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
500—524	187	$29,492,050.47	5.57%	9.755%	358	74.72%	513
525—549	229	$32,866,933.35	6.21%	9.535%	359	76.10%	538
550—574	360	$55,936,536.52	10.57%	8.999%	396	78.00%	563
575—599	373	$60,473,329.99	11.43%	8.892%	403	80.81%	587
600—624	787	$109,973,402.51	20.78%	8.212%	413	79.70%	612
625—649	760	$110,987,714.32	20.98%	8.135%	413	80.10%	636
650—674	437	$64,425,296.23	12.18%	7.896%	411	79.81%	661
675—699	212	$32,934,216.65	6.22%	7.736%	404	81.12%	685
>= 700	207	$32,034,217.05	6.05%	7.736%	408	79.97%	727
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

Original LTV (%) *	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01—49.99	100	$13,801,955.92	2.61%	7.720%	396	39.77%	606
50.00—54.99	57	$10,129,266.57	1.91%	7.644%	396	52.30%	601
55.00—59.99	63	$11,348,489.15	2.14%	7.711%	407	57.12%	602
60.00—64.99	93	$15,903,638.19	3.01%	7.953%	393	62.58%	594
65.00—69.99	136	$24,736,427.88	4.67%	7.897%	405	67.15%	594
70.00—74.99	157	$29,061,104.26	5.49%	8.233%	383	71.67%	591
75.00—79.99	233	$45,536,699.04	8.61%	8.032%	404	77.19%	606
80.00—84.99	1,472	$239,203,631.18	45.21%	8.050%	410	80.16%	631
85.00—89.99	197	$33,556,102.27	6.34%	9.046%	396	85.97%	599
90.00—94.99	333	$54,814,120.13	10.36%	9.193%	405	90.23%	612
95.00—99.99	179	$21,550,519.39	4.07%	10.092%	393	95.12%	602
= 100.00	532	$29,481,743.11	5.57%	10.538%	378	100.00%	626
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV SS(%)	Weighted Average FICO
0.01—49.99	97	$13,398,097.36	2.53%	7.755%	397	39.54%	604
50.00—54.99	54	$9,691,977.65	1.83%	7.657%	394	52.29%	601
55.00—59.99	62	$11,196,664.70	2.12%	7.697%	408	57.11%	603
60.00—64.99	94	$16,044,225.28	3.03%	7.941%	391	62.56%	593
65.00—69.99	134	$24,508,941.97	4.63%	7.882%	406	67.17%	594
70.00—74.99	158	$28,871,055.88	5.46%	8.261%	381	71.67%	590
75.00—79.99	212	$41,859,363.58	7.91%	8.040%	402	77.04%	602
80.00—84.99	442	$77,087,830.05	14.57%	8.470%	390	80.52%	592
85.00—89.99	181	$33,036,396.75	6.24%	8.911%	399	86.09%	604
90.00—94.99	301	$52,989,442.90	10.01%	8.998%	407	90.33%	616
95.00—99.99	233	$33,163,365.30	6.27%	9.081%	408	95.81%	620
= 100.00	1,584	$187,276,335.67	35.39%	8.406%	411	100.00%	642
Total	3,552	$529,123,697.09	100.00%	8.428%	403	85.73%	616

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
180	30	$2,484,130.40	0.47%	8.595%	179	71.39%	621
360	2,548	$330,555,466.86	62.47%	8.676%	359	79.66%	608
480	974	$196,084,099.83	37.06%	8.008%	479	78.91%	631
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

Stated Remaining Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
121—180	30	$2,484,130.40	0.47%	8.595%	179	71.39%	621
301—360	2,548	$330,555,466.86	62.47%	8.676%	359	79.66%	608
>= 361	974	$196,084,099.83	37.06%	8.008%	479	78.91%	631
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01—20.00	16	$2,630,629.77	0.50%	8.557%	359	69.99%	603
20.01—25.00	153	$19,188,665.14	3.63%	8.485%	393	78.20%	619
25.01—30.00	259	$32,073,602.25	6.06%	8.626%	383	77.67%	610
30.01—35.00	393	$53,729,533.62	10.15%	8.476%	393	77.82%	616
35.01—40.00	568	$78,412,272.77	14.82%	8.483%	400	79.89%	618
40.01—45.00	781	$114,298,053.81	21.60%	8.397%	406	79.38%	622
45.01—50.00	1,050	$161,774,528.57	30.57%	8.394%	410	80.94%	623
50.01—55.00	325	$65,397,951.22	12.36%	8.360%	404	77.51%	592
55.01—60.00	7	$1,618,459.94	0.31%	7.754%	416	78.21%	605
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
ARM—2 Yr/6 Mth	1,124	$162,382,802.81	30.69%	8.992%	359	79.52%	590
ARM—2 Yr/6 Mth 40 Year	622	$134,769,914.92	25.47%	8.088%	479	79.74%	630
ARM—2 Yr/6 Mth IO	43	$9,734,149.29	1.84%	7.268%	359	79.74%	683
ARM—3 Yr/6 Mth	103	$15,283,328.16	2.89%	8.788%	359	82.12%	596
ARM—3 Yr/6 Mth 40 Year	79	$17,871,150.09	3.38%	8.013%	479	81.08%	631
ARM—3 Yr/6 Mth IO	1	$239,920.00	0.05%	7.825%	360	80.00%	662
ARM—5 Yr/6 Mth	255	$33,264,911.26	6.29%	8.577%	359	77.92%	606
ARM—5 Yr/6 Mth 40 Year	142	$22,580,127.24	4.27%	7.799%	479	77.36%	630
ARM—5 Yr/6 Mth IO	21	$3,506,791.28	0.66%	7.341%	359	75.83%	672
Balloon—2 Yr/6 Mth 30/40	105	$26,876,810.84	5.08%	7.740%	359	80.47%	637
Balloon—3 Yr/6 Mth 30/40	20	$4,520,370.78	0.85%	7.567%	359	82.11%	617
Balloon—30/40	9	$1,411,189.73	0.27%	7.066%	360	76.39%	652
Balloon—5 Yr/6 Mth 30/40	25	$4,282,557.11	0.81%	7.386%	359	77.36%	644
Fixed—15 Year	30	$2,484,130.40	0.47%	8.595%	179	71.39%	621
Fixed—30 Year	842	$69,052,635.60	13.05%	8.774%	359	80.23%	623
Fixed—40 Year	131	$20,862,907.58	3.94%	7.717%	479	73.40%	639
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Interest Ony	65	$13,480,860.57	2.55%	7.297%	359	78.73%	680
Not Interest Only	3,487	$515,642,836.52	97.45%	8.458%	404	79.36%	615
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0	3,487	$515,642,836.52	97.45%	8.458%	404	79.36%	615
24	43	$9,734,149.29	1.84%	7.268%	359	79.74%	683
36	1	$239,920.00	0.05%	7.825%	360	80.00%	662
60	21	$3,506,791.28	0.66%	7.341%	359	75.83%	672
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0 months	1,216	$158,662,969.38	29.99%	8.947%	396	81.08%	613
12 months	88	$18,657,366.63	3.53%	8.545%	409	78.40%	618
24 months	1,323	$211,539,061.11	39.98%	8.402%	405	79.36%	614
36 months	925	$140,264,299.97	26.51%	7.865%	406	77.49%	623
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

Lien Position	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
First Lien	3,117	$512,684,480.83	96.89%	8.352%	404	78.70%	615
Second Lien	435	$16,439,216.26	3.11%	10.810%	358	99.47%	649
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Full	2,536	$361,008,973.63	68.23%	8.254%	400	79.47%	609
Limited	135	$19,862,644.63	3.75%	8.630%	404	81.65%	611
Stated	881	$148,252,078.83	28.02%	8.826%	410	78.75%	634
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Cash-Out Refi	1,818	$326,334,477.87	61.67%	8.338%	402	76.75%	608
Purchase	1,535	$168,529,287.65	31.85%	8.605%	404	84.20%	635
Rate/Term Refi	199	$34,259,931.57	6.47%	8.418%	405	80.25%	607
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
2-4 Family	167	$33,075,093.38	6.25%	8.381%	418	77.22%	625
Lo-Rise Condo	264	$42,036,540.11	7.94%	8.061%	411	79.70%	634
PUD	396	$64,180,348.72	12.13%	8.251%	401	79.89%	619
Single Family	2,713	$388,459,384.74	73.42%	8.499%	401	79.41%	613
Townhouse	12	$1,372,330.14	0.26%	8.927%	393	76.61%	596
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

Occupancy Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Investor	102	$18,395,793.76	3.48%	9.241%	416	81.62%	647
Owner-Occupied	3,436	$507,306,447.87	95.88%	8.399%	402	79.31%	615
Second Home	14	$3,421,455.46	0.65%	8.388%	435	72.09%	627
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

Loan Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Adj Rate Mortgage	2,540	$435,312,833.78	82.27%	8.411%	407	79.55%	614
Fixed Rate Mortgage	1,012	$93,810,863.31	17.73%	8.509%	381	78.42%	627
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 4.999	2,156	$364,289,535.23	83.68%	8.291%	413	80.53%	624
5.000—5.999	230	$43,068,832.38	9.89%	8.905%	390	76.28%	570
6.000—6.999	154	$27,954,466.17	6.42%	9.205%	360	71.80%	554
Total	2,540	$435,312,833.78	100.00%	8.411%	407	79.55%	614

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
5.500—5.999	11	$2,160,142.19	0.50%	5.853%	392	74.38%	658
6.000—6.499	56	$12,077,387.64	2.77%	6.279%	428	72.88%	647
6.500—6.999	200	$41,911,536.99	9.63%	6.768%	416	76.18%	644
7.000—7.499	293	$56,525,875.52	12.99%	7.252%	424	77.19%	641
7.500—7.999	376	$71,356,077.25	16.39%	7.717%	420	77.79%	632
8.000—8.499	340	$61,556,199.32	14.14%	8.229%	414	78.07%	619
8.500—8.999	319	$57,285,851.67	13.16%	8.737%	402	78.38%	605
9.000—9.499	239	$39,110,096.24	8.98%	9.211%	401	80.42%	597
9.500—9.999	244	$39,260,190.25	9.02%	9.711%	388	83.83%	581
10.000—10.499	165	$22,099,204.19	5.08%	10.214%	377	85.71%	569
10.500—10.999	136	$17,524,691.73	4.03%	10.735%	388	89.59%	571
11.000—11.499	83	$8,594,088.00	1.97%	11.198%	372	88.79%	569
11.500—11.999	45	$3,681,202.32	0.85%	11.717%	379	89.42%	575
12.000—12.499	22	$1,716,108.90	0.39%	12.240%	359	87.60%	568
12.500—12.999	11	$454,181.57	0.10%	12.630%	360	90.77%	611
Total	2,540	$435,312,833.78	100.00%	8.411%	407	79.55%	614

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
11.500—11.999	11	$2,160,142.19	0.50%	5.853%	392	74.38%	658
12.000—12.499	56	$12,077,387.64	2.77%	6.279%	428	72.88%	647
12.500—12.999	200	$41,911,536.99	9.63%	6.768%	416	76.18%	644
13.000—13.499	293	$56,525,875.52	12.99%	7.252%	424	77.19%	641
13.500—13.999	376	$71,356,077.25	16.39%	7.717%	420	77.79%	632
14.000—14.499	340	$61,556,199.32	14.14%	8.229%	414	78.07%	619
14.500—14.999	319	$57,285,851.67	13.16%	8.737%	402	78.38%	605
15.000—15.499	239	$39,110,096.24	8.98%	9.211%	401	80.42%	597
15.500—15.999	244	$39,260,190.25	9.02%	9.711%	388	83.83%	581
16.000—16.499	165	$22,099,204.19	5.08%	10.214%	377	85.71%	569
16.500—16.999	136	$17,524,691.73	4.03%	10.735%	388	89.59%	571
17.000—17.499	83	$8,594,088.00	1.97%	11.198%	372	88.79%	569
17.500—17.999	45	$3,681,202.32	0.85%	11.717%	379	89.42%	575
18.000—18.499	22	$1,716,108.90	0.39%	12.240%	359	87.60%	568
18.500—18.999	11	$454,181.57	0.10%	12.630%	360	90.77%	611
Total	2,540	$435,312,833.78	100.00%	8.411%	407	79.55%	614

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.00000	45	$9,850,107.41	2.26%	7.325%	359	79.84%	681
2.00000	1,850	$323,961,651.00	74.42%	8.511%	409	79.69%	611
3.00000	645	$101,501,075.37	23.32%	8.195%	407	79.06%	619
Total	2,540	$435,312,833.78	100.00%	8.411%	407	79.55%	614

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.00000	2,540	$435,312,833.78	100.00%	8.411%	407	79.55%	614
Total	2,540	$435,312,833.78	100.00%	8.411%	407	79.55%	614

Next Rate Change Date	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
11/1/2007	5	$808,777.59	0.19%	7.571%	352	76.16%	616
12/1/2007	4	$763,521.23	0.18%	9.623%	353	84.21%	560
1/1/2008	1	$147,268.58	0.03%	7.050%	354	80.00%	725
2/1/2008	1	$78,182.87	0.02%	10.250%	355	92.18%	528
3/1/2008	6	$1,028,909.72	0.24%	9.914%	366	74.46%	540
4/1/2008	14	$2,043,218.71	0.47%	8.938%	381	78.22%	616
5/1/2008	166	$36,597,567.73	8.41%	8.261%	462	78.75%	615
6/1/2008	1,484	$258,675,367.43	59.42%	8.479%	406	79.66%	613
7/1/2008	213	$33,620,864.00	7.72%	8.606%	364	81.16%	609
11/1/2008	2	$307,147.50	0.07%	9.497%	472	91.37%	588
4/1/2009	1	$148,681.14	0.03%	8.275%	477	80.00%	691
5/1/2009	23	$5,250,628.82	1.21%	8.252%	470	81.39%	619
6/1/2009	160	$29,274,660.57	6.72%	8.268%	410	81.50%	615
7/1/2009	17	$2,933,651.00	0.67%	8.207%	360	82.21%	615
5/1/2011	28	$4,303,025.76	0.99%	7.921%	457	77.43%	620
6/1/2011	358	$51,111,665.13	11.74%	8.152%	403	78.15%	620
7/1/2011	57	$8,219,696.00	1.89%	8.281%	365	74.00%	624
Total	2,540	$435,312,833.78	100.00%	8.411%	407	79.55%	614

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Alabama	43	$3,880,462.93	0.73%	9.985%	366	83.71%	594
Alaska	16	$2,575,831.67	0.49%	8.465%	419	80.29%	619
Arizona	133	$20,028,458.01	3.79%	8.090%	410	78.39%	627
Arkansas	8	$1,307,189.22	0.25%	9.127%	379	87.23%	579
California	495	$123,665,366.99	23.37%	7.934%	422	75.12%	622
Colorado	117	$16,108,788.22	3.04%	8.379%	438	82.09%	626
Connecticut	52	$8,554,565.47	1.62%	8.125%	390	78.42%	611
Delaware	8	$1,683,269.36	0.32%	8.217%	426	80.71%	606
District of Columbia	16	$3,026,276.03	0.57%	7.774%	405	74.71%	598
Florida	390	$57,544,624.41	10.88%	8.240%	402	77.50%	613
Georgia	126	$15,646,960.49	2.96%	9.249%	401	84.65%	601
Hawaii	9	$2,320,523.76	0.44%	7.317%	413	60.97%	636
Idaho	9	$1,191,079.77	0.23%	8.464%	435	81.18%	602
Illinois	191	$28,115,099.60	5.31%	8.773%	393	81.49%	624
Indiana	53	$4,170,760.40	0.79%	9.382%	373	85.15%	617
Iowa	16	$1,352,818.28	0.26%	9.028%	391	82.04%	616
Kansas	15	$1,711,095.39	0.32%	9.461%	376	85.34%	581
Kentucky	10	$942,488.06	0.18%	9.402%	344	82.04%	600
Louisiana	16	$1,584,027.54	0.30%	8.625%	395	82.85%	608
Maine	3	$287,845.03	0.05%	9.709%	359	83.47%	596
Maryland	138	$22,437,400.60	4.24%	8.397%	415	79.11%	623
Massachusetts	34	$6,083,268.87	1.15%	9.236%	395	79.57%	587
Michigan	119	$11,522,946.43	2.18%	9.088%	386	84.18%	607
Minnesota	33	$5,115,922.95	0.97%	8.185%	408	79.28%	614
Missouri	46	$4,428,922.96	0.84%	9.367%	363	84.79%	611
Montana	7	$1,035,406.27	0.20%	8.353%	395	77.70%	622
Nebraska	28	$2,276,739.82	0.43%	9.234%	370	84.49%	606
Nevada	26	$4,774,098.94	0.90%	7.790%	424	77.40%	643
New Hampshire	13	$1,698,764.14	0.32%	8.714%	412	75.78%	594
New Jersey	86	$17,808,478.91	3.37%	8.669%	391	76.64%	604
New Mexico	15	$2,085,363.11	0.39%	8.994%	401	82.46%	609
New York	37	$6,898,179.51	1.30%	8.416%	409	77.00%	612
North Carolina	58	$5,260,252.56	0.99%	9.439%	378	85.92%	604
Ohio	26	$3,332,309.78	0.63%	9.358%	374	87.80%	585
Oklahoma	17	$1,379,719.73	0.26%	9.898%	363	88.12%	593
Oregon	90	$13,508,568.52	2.55%	8.054%	409	79.50%	630
Pennsylvania	111	$12,081,096.49	2.28%	8.822%	369	82.98%	613
Rhode Island	10	$2,312,733.11	0.44%	8.438%	399	78.80%	619
South Carolina	24	$2,337,818.29	0.44%	9.001%	387	85.59%	622
South Dakota	5	$441,521.46	0.08%	8.853%	386	85.01%	631
Tennessee	92	$8,670,260.14	1.64%	9.075%	387	91.86%	603
Texas	465	$41,069,668.71	7.76%	9.027%	366	82.51%	608
Utah	27	$3,155,025.57	0.60%	8.336%	419	84.10%	624
Vermont	9	$1,109,747.91	0.21%	8.217%	379	79.63%	633
Virginia	52	$10,067,164.26	1.90%	8.160%	418	77.15%	636
Washington	209	$37,355,532.00	7.06%	8.122%	405	80.74%	618
West Virginia	6	$726,326.55	0.14%	9.039%	403	82.14%	607
Wisconsin	38	$3,904,860.51	0.74%	8.905%	384	81.30%	617
Wyoming	5	$548,068.36	0.10%	9.051%	359	83.67%	605
Total	3,552	$529,123,697.09	100.00%	8.428%	403	79.35%	616

Mortgage Loan Statistics—Group II

		Minimum	Maximum
Scheduled Principal Balance	$1,158,984,329	$14,294	$1,299,683
Average Scheduled Principal Balance	$263,047
Number of Mortgage Loans	4,406

Weighted Average Gross Coupon	8.374%	5.700%	13.850%
Weighted Average FICO Score	649	502	814
Weighted Average Original LTV	81.61%	14.49%	100.00%
Weighted Average Combined Original LTV	92.20%	14.49%	100.00%
Weighted Average DTI	41.14%	1.00%	56.00%

Weighted Average Original Term	418 months	180 months	480 months
Weighted Average Stated Remaining Term	417 months	178 months	480 months
Weighted Average Seasoning	1 month	0 months	11 months

Weighted Average Gross Margin	5.051%	4.900%	6.750%
Weighted Average Minimum Interest Rate	8.264%	5.700%	13.850%
Weighted Average Maximum Interest Rate	14.264%	11.700%	19.850%
Weighted Average Initial Rate Cap	2.208%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	32 months	13 months	60 months

Maturity Date		May 1,2021	July 1,2046
Maximum Zip Code Concentration	0.66%	94565

Adj Rate Mortgage	84.57%	Full	43.12%
Fixed Rate Mortgage	15.43%	Limited	5.27%
		Stated	51.61%
ARM—2 Yr/6 Mth	16.39%
ARM—2 Yr/6 Mth 40 Year	34.08%	Cash-Out Refi	29.27%
ARM—2 Yr/6 Mth IO	5.39%	Purchase	67.25%
ARM—3 Yr/6 Mth	1.27%	Rate/Term Refi	3.48%
ARM—3 Yr/6 Mth 40 Year	2.03%
ARM—3 Yr/6 Mth IO	0.49%	2-4 Family	8.16%
ARM—5 Yr/6 Mth	5.59%	Lo-Rise Condo	8.63%
ARM—5 Yr/6 Mth 40 Year	9.22%	PUD	14.04%
ARM—5 Yr/6 Mth IO	2.22%	Single Family	69.12%
Balloon—2 Yr/6 Mth 30/40	5.69%	Townhouse	0.04%
Balloon—3 Yr/6 Mth 30/40	0.36%
Balloon—30/40	0.28%	Investor	9.22%
Balloon—5 Yr/6 Mth 30/40	1.84%	Owner-Occupied	89.32%
Fixed—15 Year	0.16%	Second Home	1.45%
Fixed—20 Year	0.02%
Fixed—30 Year	11.69%	First Lien	94.13%
Fixed—40 Year	3.28%	Second Lien	5.87%

Not Interest Only	91.90%	Top 5 States:
Interest Only	8.10%	California	50.21%
		Florida	10.25%
Prepay Penalty: N/A	27.56%	Texas	3.91%
Prepay Penalty: 12 months	8.07%	New Jersey	3.84%
Prepay Penalty: 24 months	37.71%	New York	3.75%
Prepay Penalty: 36 months	26.66%

Current Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01—50,000.00	310	$12,266,804.60	1.06%	10.892%	360	94.24%	655
50,000.01—100,000.00	787	$58,236,850.52	5.02%	10.497%	364	92.89%	653
100,000.01—150,000.00	547	$68,107,487.91	5.88%	9.584%	378	88.66%	653
150,000.01—200,000.00	409	$71,766,582.73	6.19%	8.807%	406	83.41%	644
200,000.01—250,000.00	309	$69,737,782.53	6.02%	8.424%	417	81.63%	648
250,000.01—300,000.00	459	$126,654,048.09	10.93%	7.982%	419	79.92%	650
300,000.01—350,000.00	338	$109,635,450.04	9.46%	7.940%	423	79.87%	650
350,000.01—400,000.00	238	$89,203,537.40	7.70%	7.881%	425	80.41%	655
400,000.01—450,000.00	234	$99,637,395.03	8.60%	8.045%	420	80.12%	649
450,000.01—500,000.00	231	$109,861,348.38	9.48%	8.053%	431	80.08%	648
500,000.01—550,000.00	170	$89,206,785.94	7.70%	7.956%	428	80.99%	655
550,000.01—600,000.00	129	$74,497,697.80	6.43%	8.133%	418	80.81%	645
600,000.01—650,000.00	82	$51,471,616.58	4.44%	8.096%	435	81.61%	644
650,000.01—700,000.00	47	$31,649,807.30	2.73%	7.980%	420	80.33%	650
700,000.01—750,000.00	46	$33,766,027.78	2.91%	8.229%	437	78.92%	641
750,000.01—800,000.00	15	$11,666,605.45	1.01%	9.033%	439	79.11%	637
800,000.01—850,000.00	18	$15,010,731.45	1.30%	9.186%	419	76.15%	624
850,000.01—900,000.00	4	$3,490,506.38	0.30%	8.484%	419	80.00%	618
900,000.01—950,000.00	6	$5,589,157.29	0.48%	8.109%	458	79.11%	628
950,000.01—1,000,000.00	19	$18,678,771.70	1.61%	8.825%	428	72.11%	632
>= 1,000,000.01	8	$8,849,334.45	0.76%	8.051%	450	77.23%	702
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
5.500—5.999	12	$5,525,611.85	0.48%	5.847%	403	75.08%	683
6.000—6.499	100	$38,551,583.59	3.33%	6.288%	403	73.98%	666
6.500—6.999	306	$109,944,030.60	9.49%	6.766%	414	77.89%	656
7.000—7.499	449	$154,534,733.11	13.33%	7.257%	425	78.78%	658
7.500—7.999	656	$223,914,123.19	19.32%	7.740%	429	79.73%	655
8.000—8.499	495	$165,808,766.42	14.31%	8.225%	426	79.78%	655
8.500—8.999	463	$148,662,414.98	12.83%	8.714%	426	80.40%	643
9.000—9.499	284	$86,374,661.66	7.45%	9.224%	422	81.84%	635
9.500—9.999	366	$76,412,234.05	6.59%	9.728%	404	86.55%	636
10.000—10.499	198	$35,579,708.57	3.07%	10.228%	398	88.07%	620
10.500—10.999	424	$54,560,147.26	4.71%	10.727%	387	91.98%	634
11.000—11.499	294	$28,872,730.59	2.49%	11.202%	372	95.60%	629
11.500—11.999	253	$21,405,682.57	1.85%	11.704%	361	98.11%	646
12.000—12.499	66	$5,674,956.24	0.49%	12.209%	374	96.24%	633
12.500—12.999	33	$2,784,449.96	0.24%	12.547%	366	97.82%	633
13.000—13.499	4	$237,766.40	0.02%	13.234%	384	88.29%	633
13.500—13.999	3	$140,728.31	0.01%	13.817%	479	90.00%	723
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
500—524	37	$10,046,465.86	0.87%	10.056%	359	79.27%	514
525—549	67	$22,034,095.28	1.90%	9.510%	359	74.86%	538
550—574	127	$44,486,615.22	3.84%	9.260%	421	81.24%	563
575—599	176	$59,576,069.21	5.14%	9.001%	416	81.16%	587
600—624	849	$217,427,144.80	18.76%	8.273%	417	81.13%	613
625—649	1,166	$286,277,535.75	24.70%	8.359%	422	81.90%	637
650—674	777	$194,088,647.35	16.75%	8.229%	417	81.57%	660
675—699	564	$152,317,754.64	13.14%	8.148%	417	82.36%	686
>= 700	643	$172,730,001.24	14.90%	8.197%	417	82.36%	732
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

Original LTV (%) *	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01—49.99	26	$9,112,744.23	0.79%	8.010%	404	43.11%	609
50.00—54.99	24	$7,047,838.37	0.61%	7.864%	398	52.76%	617
55.00—59.99	20	$5,495,914.13	0.47%	6.990%	390	58.02%	644
60.00—64.99	35	$10,704,144.83	0.92%	7.526%	406	62.75%	615
65.00—69.99	58	$26,584,382.83	2.29%	7.789%	400	67.21%	617
70.00—74.99	111	$45,186,621.16	3.90%	7.721%	406	72.07%	628
75.00—79.99	145	$61,965,816.72	5.35%	7.774%	416	77.36%	637
80.00—84.99	2,180	$712,941,902.16	61.51%	7.955%	427	80.07%	655
85.00—89.99	176	$51,138,278.02	4.41%	8.840%	403	85.90%	628
90.00—94.99	678	$124,979,873.34	10.78%	9.476%	406	90.13%	652
95.00—99.99	123	$27,713,615.33	2.39%	9.980%	412	95.31%	622
= 100.00	830	$76,113,198.23	6.57%	10.973%	368	100.00%	652
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV SS(%)	Weighted Average FICO
0.01—49.99	26	$9,112,744.23	0.79%	8.010%	404	43.11%	609
50.00—54.99	24	$7,047,838.37	0.61%	7.864%	398	52.76%	617
55.00—59.99	20	$5,495,914.13	0.47%	6.990%	390	58.02%	644
60.00—64.99	35	$10,704,144.83	0.92%	7.526%	406	62.75%	615
65.00—69.99	57	$25,784,908.81	2.22%	7.780%	401	67.20%	616
70.00—74.99	102	$40,611,253.17	3.50%	7.797%	404	71.87%	620
75.00—79.99	117	$48,671,367.57	4.20%	7.758%	412	77.17%	634
80.00—84.99	317	$109,598,328.83	9.46%	8.294%	409	80.53%	622
85.00—89.99	169	$51,570,310.79	4.45%	8.758%	406	86.08%	631
90.00—94.99	695	$140,924,368.57	12.16%	9.145%	409	90.31%	654
95.00—99.99	205	$61,218,413.40	5.28%	8.650%	416	96.01%	645
= 100.00	2,639	$648,244,736.65	55.93%	8.305%	424	100.00%	660
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	92.20%	649

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
180	10	$1,843,366.70	0.16%	8.554%	179	79.80%	690
240	3	$215,226.33	0.02%	11.222%	238	99.38%	636
360	2,846	$593,553,548.84	51.21%	8.595%	359	82.58%	646
480	1,547	$563,372,187.48	48.61%	8.139%	479	80.59%	652
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

Stated Remaining Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
121—180	10	$1,843,366.70	0.16%	8.554%	179	79.80%	690
181—240	3	$215,226.33	0.02%	11.222%	238	99.38%	636
301—360	2,846	$593,553,548.84	51.21%	8.595%	359	82.58%	646
>= 361	1,547	$563,372,187.48	48.61%	8.139%	479	80.59%	652
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01—20.00	382	$79,933,283.15	6.90%	8.603%	397	81.45%	643
20.01—25.00	176	$38,111,365.95	3.29%	8.458%	399	80.87%	656
25.01—30.00	250	$52,522,312.83	4.53%	8.572%	409	81.50%	649
30.01—35.00	342	$80,418,326.29	6.94%	8.447%	409	82.21%	646
35.01—40.00	572	$140,910,348.57	12.16%	8.350%	418	81.20%	654
40.01—45.00	971	$259,543,294.99	22.39%	8.364%	422	81.43%	653
45.01—50.00	1,457	$412,619,551.62	35.60%	8.323%	422	82.17%	653
50.01—55.00	255	$94,288,437.94	8.14%	8.240%	411	80.24%	618
55.01—60.00	1	$637,408.01	0.05%	10.300%	479	85.00%	568
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
ARM—2 Yr/6 Mth	891	$190,002,587.34	16.39%	8.931%	359	82.20%	632
ARM—2 Yr/6 Mth 40 Year	1,069	$395,030,791.89	34.08%	8.205%	479	81.17%	651
ARM—2 Yr/6 Mth IO	175	$62,441,473.01	5.39%	7.694%	359	79.61%	668
ARM—3 Yr/6 Mth	60	$14,765,301.04	1.27%	8.474%	359	80.79%	624
ARM—3 Yr/6 Mth 40 Year	70	$23,520,854.92	2.03%	8.672%	479	81.63%	657
ARM—3 Yr/6 Mth IO	15	$5,688,988.10	0.49%	7.757%	359	77.74%	662
ARM—5 Yr/6 Mth	264	$64,731,775.56	5.59%	8.517%	359	81.39%	631
ARM—5 Yr/6 Mth 40 Year	304	$106,834,434.19	9.22%	7.980%	479	79.51%	654
ARM—5 Yr/6 Mth IO	78	$25,784,463.63	2.22%	7.341%	359	78.41%	668
Balloon—2 Yr/6 Mth 30/40	159	$65,898,659.19	5.69%	7.926%	359	81.31%	660
Balloon—3 Yr/6 Mth 30/40	13	$4,184,152.39	0.36%	7.929%	359	83.37%	664
Balloon—30/40	8	$3,240,536.13	0.28%	6.946%	359	70.95%	625
Balloon—5 Yr/6 Mth 30/40	63	$21,302,381.57	1.84%	7.494%	359	78.27%	655
Fixed—15 Year	10	$1,843,366.70	0.16%	8.554%	179	79.80%	690
Fixed—20 Year	3	$215,226.33	0.02%	11.222%	238	99.38%	636
Fixed—30 Year	1,120	$135,513,230.88	11.69%	9.421%	359	87.77%	652
Fixed—40 Year	104	$37,986,106.48	3.28%	7.562%	479	77.01%	647
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Interest Ony	268	$93,914,924.74	8.10%	7.601%	359	79.17%	668
Not Interest Only	4,138	$1,065,069,404.61	91.90%	8.442%	422	81.83%	647
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0	4,138	$1,065,069,404.61	91.90%	8.442%	422	81.83%	647
24	175	$62,441,473.01	5.39%	7.694%	359	79.61%	668
36	15	$5,688,988.10	0.49%	7.757%	359	77.74%	662
60	78	$25,784,463.63	2.22%	7.341%	359	78.41%	668
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0 months	1,239	$319,457,739.71	27.56%	8.935%	413	82.84%	649
12 months	254	$93,492,574.57	8.07%	8.510%	427	81.14%	656
24 months	1,719	$437,044,840.36	37.71%	8.364%	419	81.99%	646
36 months	1,194	$308,989,174.71	26.66%	7.765%	416	79.95%	651
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

Lien Position	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
First Lien	3,572	$1,090,974,407.47	94.13%	8.204%	421	80.48%	648
Second Lien	834	$68,009,921.88	5.87%	11.090%	358	99.70%	661
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Full	1,897	$499,740,194.78	43.12%	7.887%	409	81.28%	635
Limited	227	$61,090,963.62	5.27%	8.141%	414	82.17%	641
Stated	2,282	$598,153,170.95	51.61%	8.804%	423	81.83%	661
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Cash-Out Refi	906	$339,252,212.98	29.27%	8.147%	411	78.22%	631
Purchase	3,402	$779,400,554.03	67.25%	8.487%	420	83.17%	658
Rate/Term Refi	98	$40,331,562.34	3.48%	8.096%	405	80.04%	625
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
2-4 Family	339	$94,570,091.88	8.16%	8.553%	417	80.93%	664
Lo-Rise Condo	450	$100,031,480.16	8.63%	8.384%	418	82.78%	655
PUD	581	$162,764,615.32	14.04%	8.245%	418	81.86%	649
Single Family	3,033	$801,100,849.21	69.12%	8.378%	417	81.50%	646
Townhouse	3	$517,292.78	0.04%	7.137%	359	80.00%	638
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

Occupancy Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Investor	698	$106,884,870.43	9.22%	9.596%	396	84.75%	668
Owner-Occupied	3,637	$1,035,236,293.09	89.32%	8.244%	419	81.22%	647
Second Home	71	$16,863,165.83	1.45%	8.603%	426	85.66%	646
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

Loan Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Adj Rate Mortgage	3,161	$980,185,862.83	84.57%	8.264%	423	80.97%	648
Fixed Rate Mortgage	1,245	$178,798,466.52	15.43%	8.975%	382	85.11%	651
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 4.999	3,028	$928,012,289.87	94.68%	8.223%	425	81.19%	652
5.000—5.999	99	$39,358,935.49	4.02%	8.911%	397	78.80%	589
6.000—6.999	34	$12,814,637.47	1.31%	9.210%	359	71.62%	564
Total	3,161	$980,185,862.83	100.00%	8.264%	423	80.97%	648

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
5.500—5.999	12	$5,525,611.85	0.56%	5.847%	403	75.08%	683
6.000—6.499	62	$23,527,943.56	2.40%	6.316%	415	76.77%	660
6.500—6.999	238	$85,050,501.13	8.68%	6.772%	417	78.94%	658
7.000—7.499	393	$137,199,270.64	14.00%	7.259%	426	78.96%	658
7.500—7.999	580	$201,982,677.82	20.61%	7.742%	432	80.02%	658
8.000—8.499	458	$156,048,906.29	15.92%	8.223%	428	80.01%	656
8.500—8.999	427	$140,717,062.30	14.36%	8.715%	427	80.53%	643
9.000—9.499	262	$83,282,708.67	8.50%	9.222%	424	81.87%	635
9.500—9.999	241	$65,910,061.46	6.72%	9.723%	410	85.38%	631
10.000—10.499	160	$31,714,457.82	3.24%	10.235%	405	87.54%	618
10.500—10.999	174	$32,311,355.75	3.30%	10.698%	404	88.47%	611
11.000—11.499	75	$10,526,049.65	1.07%	11.199%	390	91.20%	611
11.500—11.999	38	$3,437,994.14	0.35%	11.733%	374	91.78%	624
12.000—12.499	28	$2,080,233.44	0.21%	12.241%	402	90.39%	628
12.500—12.999	7	$544,722.19	0.06%	12.632%	395	88.85%	645
13.000—13.499	3	$185,577.81	0.02%	13.243%	391	87.80%	633
13.500—13.999	3	$140,728.31	0.01%	13.817%	479	90.00%	723
Total	3,161	$980,185,862.83	100.00%	8.264%	423	80.97%	648

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
11.500—11.999	12	$5,525,611.85	0.56%	5.847%	403	75.08%	683
12.000—12.499	62	$23,527,943.56	2.40%	6.316%	415	76.77%	660
12.500—12.999	238	$85,050,501.13	8.68%	6.772%	417	78.94%	658
13.000—13.499	393	$137,199,270.64	14.00%	7.259%	426	78.96%	658
13.500—13.999	580	$201,982,677.82	20.61%	7.742%	432	80.02%	658
14.000—14.499	458	$156,048,906.29	15.92%	8.223%	428	80.01%	656
14.500—14.999	427	$140,717,062.30	14.36%	8.715%	427	80.53%	643
15.000—15.499	262	$83,282,708.67	8.50%	9.222%	424	81.87%	635
15.500—15.999	241	$65,910,061.46	6.72%	9.723%	410	85.38%	631
16.000—16.499	160	$31,714,457.82	3.24%	10.235%	405	87.54%	618
16.500—16.999	174	$32,311,355.75	3.30%	10.698%	404	88.47%	611
17.000—17.499	75	$10,526,049.65	1.07%	11.199%	390	91.20%	611
17.500—17.999	38	$3,437,994.14	0.35%	11.733%	374	91.78%	624
18.000—18.499	28	$2,080,233.44	0.21%	12.241%	402	90.39%	628
18.500—18.999	7	$544,722.19	0.06%	12.632%	395	88.85%	645
19.000—19.499	3	$185,577.81	0.02%	13.243%	391	87.80%	633
19.500—19.999	3	$140,728.31	0.01%	13.817%	479	90.00%	723
Total	3,161	$980,185,862.83	100.00%	8.264%	423	80.97%	648

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.00000	177	$62,720,119.65	6.40%	7.694%	359	79.62%	668
2.00000	2,119	$650,932,038.42	66.41%	8.389%	432	81.49%	646
3.00000	865	$266,533,704.76	27.19%	8.093%	418	80.04%	649
Total	3,161	$980,185,862.83	100.00%	8.264%	423	80.97%	648

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.00000	3,161	$980,185,862.83	100.00%	8.264%	423	80.97%	648
Total	3,161	$980,185,862.83	100.00%	8.264%	423	80.97%	648

Next Rate Change Date	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
8/1/2007	1	$356,104.59	0.04%	7.550%	349	90.00%	776
10/1/2007	1	$80,328.14	0.01%	8.850%	351	85.00%	606
11/1/2007	4	$1,405,321.71	0.14%	6.869%	406	76.89%	662
12/1/2007	2	$690,326.04	0.07%	7.776%	446	87.26%	700
2/1/2008	1	$236,640.05	0.02%	8.100%	355	80.00%	623
3/1/2008	2	$493,196.61	0.05%	6.721%	356	80.00%	657
4/1/2008	17	$5,180,600.03	0.53%	8.521%	416	81.58%	644
5/1/2008	250	$88,501,742.74	9.03%	8.250%	470	79.97%	651
6/1/2008	1,820	$570,204,865.52	58.17%	8.318%	424	81.40%	648
7/1/2008	196	$46,224,386.00	4.72%	8.660%	365	82.87%	650
12/1/2008	1	$945,298.75	0.10%	8.450%	473	74.92%	589
3/1/2009	1	$454,071.13	0.05%	8.600%	476	80.00%	650
4/1/2009	1	$295,808.89	0.03%	9.000%	477	80.00%	669
5/1/2009	8	$1,767,951.70	0.18%	8.432%	445	85.44%	668
6/1/2009	128	$39,721,245.98	4.05%	8.467%	418	80.82%	648
7/1/2009	19	$4,974,920.00	0.51%	8.164%	385	82.81%	648
4/1/2011	5	$1,574,146.89	0.16%	7.412%	412	80.00%	663
5/1/2011	51	$18,266,153.01	1.86%	7.719%	477	79.18%	657
6/1/2011	549	$173,400,037.05	17.69%	8.013%	419	79.77%	648
7/1/2011	104	$25,412,718.00	2.59%	8.289%	366	80.56%	644
Total	3,161	$980,185,862.83	100.00%	8.264%	423	80.97%	648

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Alabama	18	$2,613,167.25	0.23%	9.182%	365	83.50%	611
Alaska	17	$4,185,158.20	0.36%	8.910%	419	82.79%	651
Arizona	74	$17,228,611.47	1.49%	8.263%	437	82.36%	649
Arkansas	2	$204,695.36	0.02%	9.326%	359	79.79%	514
California	1,779	$581,926,225.05	50.21%	8.188%	426	81.13%	653
Colorado	58	$14,575,889.60	1.26%	8.245%	431	82.70%	636
Connecticut	18	$5,808,985.46	0.50%	8.322%	406	80.45%	613
Delaware	6	$2,224,206.43	0.19%	8.474%	359	78.51%	640
District of Columbia	14	$4,012,529.97	0.35%	8.240%	429	78.19%	634
Florida	548	$118,776,406.34	10.25%	8.401%	414	81.84%	647
Georgia	47	$9,615,351.24	0.83%	8.408%	412	83.73%	628
Hawaii	12	$5,010,397.29	0.43%	6.945%	389	76.06%	672
Idaho	7	$2,041,484.12	0.18%	8.951%	366	78.97%	601
Illinois	175	$39,320,586.26	3.39%	9.004%	398	83.10%	660
Indiana	82	$5,969,842.28	0.52%	9.711%	363	86.35%	643
Iowa	5	$454,727.63	0.04%	9.571%	359	81.12%	607
Kansas	4	$265,384.50	0.02%	10.814%	359	86.23%	607
Kentucky	2	$154,743.51	0.01%	10.900%	359	90.00%	673
Louisiana	13	$2,223,644.84	0.19%	9.317%	411	86.68%	629
Maine	3	$326,027.80	0.03%	8.052%	359	84.27%	669
Maryland	138	$38,515,858.62	3.32%	8.491%	411	81.43%	640
Massachusetts	37	$10,187,964.51	0.88%	8.918%	416	82.63%	627
Michigan	142	$14,057,476.66	1.21%	9.617%	378	86.71%	649
Minnesota	26	$6,593,278.34	0.57%	8.229%	439	83.79%	638
Missouri	32	$4,809,119.88	0.41%	9.146%	378	82.77%	635
Montana	8	$2,878,564.54	0.25%	8.156%	439	82.18%	648
Nebraska	11	$963,927.85	0.08%	8.858%	371	79.24%	662
Nevada	33	$8,905,636.86	0.77%	8.109%	435	81.76%	658
New Hampshire	1	$280,468.04	0.02%	6.900%	477	80.00%	662
New Jersey	137	$44,469,717.88	3.84%	8.925%	404	81.35%	636
New Mexico	11	$1,465,187.51	0.13%	8.763%	446	82.46%	630
New York	130	$43,414,418.78	3.75%	8.181%	423	80.30%	662
North Carolina	35	$5,627,634.52	0.49%	9.085%	406	80.33%	628
North Dakota	1	$139,498.45	0.01%	7.600%	359	80.00%	634
Ohio	30	$3,982,205.26	0.34%	9.263%	369	87.80%	650
Oklahoma	11	$1,612,479.15	0.14%	9.424%	366	83.93%	630
Oregon	58	$16,593,332.58	1.43%	8.195%	400	83.95%	648
Pennsylvania	57	$7,316,979.52	0.63%	9.245%	376	77.63%	637
Rhode Island	7	$1,445,793.82	0.12%	8.722%	440	85.25%	637
South Carolina	11	$1,279,507.57	0.11%	8.716%	430	83.44%	645
South Dakota	2	$350,897.70	0.03%	9.521%	478	98.38%	625
Tennessee	45	$4,490,926.11	0.39%	9.357%	365	88.71%	627
Texas	280	$45,284,145.62	3.91%	8.634%	381	82.14%	640
Utah	21	$7,245,129.99	0.63%	8.520%	384	82.68%	652
Virginia	89	$26,386,861.82	2.28%	8.434%	417	81.58%	645
Washington	149	$39,578,986.95	3.41%	8.180%	417	81.73%	640
West Virginia	5	$870,756.06	0.08%	9.151%	457	81.91%	641
Wisconsin	15	$3,299,510.16	0.28%	9.584%	425	86.70%	635
Total	4,406	$1,158,984,329.35	100.00%	8.374%	417	81.61%	649